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                                                                     EXHIBIT 5.1


(WILSON SONSINI GOODRICH AND ROSATI LOGO)                     650 Page Mill Road
                                                        Palo Alto, CA 94304-1050
                                                              PHONE 650.493.9300
                                                                FAX 650.493.6811
                                                                    WWW.WSGR.COM

                                 April 29, 2004



Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080

           RE:    REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 29, 2004, as hereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of $16,445,000 worth of shares of Common Stock (the "Shares") of Cytokinetics, Incorporated (the "Company"). The Shares are to be sold to the underwriters as described in such Registration Statement for sale to the public or issued to the Representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

      As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Sincerely,
                                        /s/ Wilson Sonsini Goodrich & Rosati
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


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